EXHIBIT 2.11



THIS SECURITY AGREEMENT is made as of the 18th day of September, 1998.

BETWEEN:

            ITC CANADA LIMITED, a body corporate under the laws of Nova Scotia (the "Debtor")

                                                                 OF THE ONE PART

                             -and-

            NOVA SCOTIA BUSINESS DEVELOPMENT CORPORATION, a crown corporation of the Province of Nova Scotia (the "Secured Party")

                                                               OF THE OTHER PART


1.    SECURITY INTEREST

1.1 FOR VALUABLE CONSIDERATION the receipt and sufficiency whereof is hereby acknowledged by the Debtor, the Debtor hereby mortgages, charges, assigns and transfers to the Secured Party, and grants to the Secured Party a security interest in, all the Debtor's right, title and interest in and to all now owned or held and after acquired or held personal property, assets and undertakings of the Debtor, of whatever nature or kind and wheresoever situate, and all proceeds thereof and therefrom (all of which is hereinafter collectively called the "COLLATERAL") including, without limiting the generality of the foregoing:

      (a) all equipment, including, without limiting the generality of the foregoing, machinery, tools, fixtures, furniture, furnishings, chattels, motor vehicles, vessels and other tangible personal property that is not Inventory, and all parts, components, attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing (all of which is collectively called the "EQUIPMENT");

      (b) all inventory, including, without limiting the generality of the foregoing, goods acquired or held for sale or lease or famished or to be furnished under contracts of rental or service, all raw materials, work in process, finished goods, returned goods, repossessed goods, and all packaging materials, supplies and containers relating to or used or consumed in connection with any of the foregoing (all of which is collectively called the "INVENTORY");

      (c) all debts, accounts, claims, demands, money and choses in action which now are, or which may at any time hereafter be, due or owing to or owned by the Debtor and all books, records, documents, papers and electronically recorded data recordings, evidencing or relating to such debts, accounts, claims, demands, money and choses in action or any part thereof (all of which is collectively called the "ACCOUNTS");
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      (d)   all documents of title, chattel paper,  instruments,  securities and money, and all other goods of the Debtor that are not Equipment, Inventory or Accounts;

      (e) all right, title, benefit and interest of the Company in and to all registered or unregistered trademarks, trade and brand names, service marks, copyrights and/or copyright materials and/or materials capable of being copyrighted, designs, inventions, patents, patent applications, patent rights (including any patents issuing on such applications or rights), licences, sublicences, franchises, formulae, processes, technology courseware, software and related materials, training courses and discs, manuals, publications and any property developed thereunder and therefrom and other industrial and intellectual property owned and/or used in connection with the Company's business and computer programs, customer and vendor lists and records in connection with such business now owned or hereafter acquired or developed by the Company, and the right to copy, publish, amend, transmit, alter, licence, franchise, digitize and further develop all such property;

      (f) all contractual rights, licenses, goodwill, patents, trademarks, trade names, copyrights and other intellectual property of the Debtor, all other choses in action of the Debtor of every kind which now are, or which may at any time hereafter be, due or owing to or owned by the Debtor, and all other intangible property of the Debtor which is not Accounts, chattel paper, instruments, documents of title, securities or money.

      Any reference in this Agreement to Collateral shall, unless the context otherwise requires, be deemed to be a reference to Collateral as a whole or any part thereof. The mortgages, charges, assignments and transfers and the security interests created pursuant to this Agreement are hereinafter collectively called the "SECURITY INTERESTS".

      The charges on the Debtor's inventory and accounts receivable held by the Secured Party shall be subject to charges now given or which may hereafter be given to the bankers for ITC Learning Corporation (presently Wachovia Bank, N.A.) and that the charges on all other assets of the Debtor shall rank pari passu with the rights of the bankers for ITC Learning Corporation to be shared on the basis of the amounts outstanding at the commencement of enforcement of any security to the Secured Party on the Cdn. $2,000,000 loan advanced or to be advanced by the Secured Party to the Debtor and, with respect to the bankers for ITC Learning Corporation, the lesser of (i) the amount owed by ITC Learning Corporation to its bankers, and (ii) Cdn. $1,000,000. If the security constituted by this Agreement is enforced to obtain repayment of any obligation of the Debtor to the Secured Party other than in respect to the said Cdn. $2,000,000 loan, it shall be enforced subject to the prior right of the bankers for ITC Learning Corporation to obtain full repayment of the obligations of the Debtor under a guarantee to such bankers for the indebtedness of ITC Learning Corporation.

1.2. Without limiting the foregoing, all right, title and interest in all Inventory and other goods from time to time sold, delivered or supplied to the Debtor by the Secured Party shall remain in the Secured Party, at the risk of



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the Debtor,  until the payment in full by the Debtor to the Secured Party of the purchase price of such Inventory and other goods and the Debtor has fully performed all other obligations in respect thereof.

1.3. The last day of the term created by any lease or agreement therefor is hereby excepted out of any charge or security interest created by this Agreement but the Debtor shall stand possessed of the reversion thereby remaining upon trust to assign and dispose thereof to any third party as the Secured Party shall direct.

1.4. The Security Interests shall not apply to any consumer goods of the Debtor.

2.    ATTACHMENT

      The Debtor acknowledges that the Security Interests hereby created attach upon the execution of this Agreement or, in the case of any after acquired property, upon the acquisition thereof, that value has been given, and that the Debtor has, or in the case of any after acquired property will have upon its acquisition, rights in the Collateral.

3.    PROHIBITIONS

      Without the prior written consent of the Secured Party the Debtor will not create or permit to exist any security interest in, mortgage, charge, encumbrance or lien over, assignment of, or claim against any of its property, assets, or undertakings which ranks or could in any event rank in priority to or pari passu with any Security Interest.

4.    OBLIGATIONS SECURED

      This Agreement and the Security Interests are in addition to and not in substitution for any other mortgage, charge, assignment or security interest now or hereafter held by the Secured Party from the Debtor or from any other person whomsoever and shall be general and continuing security for the payment of all indebtedness and liability of the Debtor to the Secured Party (including interest thereon), present and future, absolute or contingent, joint or several, direct or indirect, matured or not, extended or renewed, wheresoever and howsoever incurred, and any ultimate balance thereof, including all advances on current or future advances and re-advances, and for the performance of all obligations of the Debtor to the Secured Party, whether or not contained in this Agreement (all of which indebtedness, liability and obligations are hereinafter collectively called the "Obligations").

5.    REPRESENTATIONS AND WARRANTIES

5.1 The Debtor represents and warrants that this Agreement is granted in accordance with resolutions of the shareholders and directors of the Debtor (in the case where the Debtor is a body corporate) and all matters and things have been done and performed so as to authorize and make the execution and delivery of this Agreement, and the performance of the Debtor's obligations hereunder, legal, valid and binding.

5.2 Subject to any defects in title and any charges or encumbrances existing at the date of conveyance to the Debtor by Grant Thornton Limited as receiver of Mentor Networks Inc. and High Performance Group (Canada) Inc., the Debtor


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represents  and  warrants  that  the  Debtor  lawfully  owns and  possesses  all
Collateral now held and has good title thereto, free from all security interests, mortgages, charges, assignments, encumbrances, liens and claims, save only the charges or security interests, if any, consented to in writing by the Secured Party, and the Debtor has good right and lawful authority to grant a security interest in the Collateral as provided by this Agreement.

6.    COVENANTS OF THE DEBTOR

6.1 The Debtor covenants that at all times while this Agreement remains in effect the Debtor will:

      (a) defend the title to the Collateral for the benefit of the Secured Party against the claims and demands of all persons;

      (b) fully and effectually maintain and keep maintained the Security Interests valid and effective;

      (c)   maintain the Collateral in good order and repair;

      (d)   forthwith pay:

            (i) all taxes, assessments, rates, duties, levies, government fees, claims and dues lawfully levied, assessed or imposed upon it or the Collateral when due, unless the Debtor shall in good faith contest its obligations so to pay and shall furnish such security as the Secured Party may require; and
            (ii) all mortgages, security interests, charges, encumbrances, assignments, liens and claims which rank or could in any event rank in priority to any Security Interest save only the charges or security interests, if any, consented to in writing by the Secured Party or shown in any Schedule hereto;

      (e) forthwith pay all costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) which may be incurred by the Secured Party in:

            (i)   inspecting the Collateral;

            (ii)  negotiating,   preparing,   perfecting  and  registering  this
                  Agreement or notice thereof and other documents, whether or not relating to this Agreement;

            (iii) investigating title to the Collateral;

            (iv) taking, recovering, insuring and keeping possession of the Collateral;

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            (v)   all other actions and proceedings taken in connection with the preservation of the Collateral and the enforcement of this Agreement and of any other security interest held by the Secured Party as security for the Obligations;

      (f) at the Secured Party's request at any time and from time to time execute and deliver such further and other documents and instruments and do all acts and things as the Secured Party in its absolute discretion requires in order to confirm and perfect, and maintain perfection of, the Security Interests upon any of the Collateral;

      (g)   notify the Secured Party promptly of:

            (i) any change in the information contained herein relating to the Debtor, its business or the Collateral, including without limitation any change of name or address of the Debtor and any change in the present location of any Collateral;

            (ii)  the details of any material acquisition of Collateral;

            (iii) any material loss or damage to Collateral;

            (iv) any material default by any account debtor in payment or other performance of such debtor's obligations to the Debtor with respect to any Accounts; and

            (v) the return to or repossession by the Debtor of Collateral where such return or repossession of Collateral is material in relation to the business of the Debtor;

      (h) prevent Collateral, other than Inventory sold, leased, or otherwise disposed of as permitted hereby, from being or becoming an accession to property not covered by this Agreement;

      (i) carry on and conduct its business in a proper and businesslike manner, including maintenance of proper books of account and records;

      (j) permit the Secured Party and its representatives, at all reasonable times, access to all its property, assets and undertakings and to all its books of account and records for the purpose of inspection and render all assistance necessary for such inspection; and

      (k) deliver to the Secured Party from time to time promptly upon request:

            (i) any documents of title, instruments, securities and chattel paper constituting, representing or relating to Collateral;

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            (ii)  all  books  of  account  and all  records,  ledgers,  reports, correspondence, schedules, documents, statements, lists and other writings relating to Collateral for the purpose of inspecting, auditing or copying the same;

            (iii) all  financial  statements  prepared  by  or  for  the  Debtor regarding the Debtor's business;

            (iv)  all  policies  and  certificates  of  insurance   relating  to
                  Collateral; and

            (v) such information concerning Collateral, the Debtor and the Debtor's business and affairs as the Secured Party may require.

7.    INSURANCE

7.1 The Debtor covenants that at all times while this Agreement is in effect the Debtor shall:

      (a) maintain or cause to be maintained insurance on the Collateral with an insurer, of kinds, for amounts and payable to such person or persons, all as the Secured Party may require, and in particular maintain insurance on the Collateral to the full insurable value against loss or damage by fire including extended coverage endorsement and in the case of motor vehicles, maintain insurance against theft;

      (b) cause the insurance policy or policies required hereunder to be assigned to the Secured Party and have as part thereof a standard mortgage clause or a mortgage endorsement, as appropriate; and

      (c) pay any premium in connection with such insurance, and deliver all such policies to the Secured Party, if it so requires.

7.2. If proceeds of any insurance required hereunder become payable, the Secured Party may, in its absolute discretion apply such proceeds to such part or parts of the Obligations as the Secured Party may see fit or the Secured Party may release any such insurance proceeds to the Debtor for the purpose of repairing, replacing or rebuilding, but any release of insurance proceeds to the Debtor shall not operate as a payment on account of the Obligations or in any way affect this Agreement.

7.3. The Debtor will forthwith, on the happening of loss or damage to the Collateral, notify the Secured Party thereof and furnish to the Secured Party at the Debtor's expense any necessary proof and do any necessary act to enable the Secured Party to obtain payment of the insurance proceeds, but nothing herein contained shall limit the Secured Party's right to submit to the insurer a proof of loss on its own behalf

7.4. The Debtor hereby authorizes and directs the insurer under any policy of insurance required hereunder to include the name of the Secured Party as a loss payee on any cheque or draft which may be issued with respect to a claim under and by virtue of such insurance, and the production by the Secured Party to any insurer of a certified copy of this Agreement shall be its full and complete authority for so doing.

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7.5 If the Debtor fails to maintain insurance as required by this Agreement, the
Secured Party may, but shall not be obliged to, maintain or effect such insurance coverage, or so much thereof as the Secured Party considers necessary for its protection.

8.    PERFORMANCE OF OBLIGATIONS

      If the Debtor fails to perform its obligations hereunder, the Secured Party may, but shall not be obliged to, perform any or all of such obligations without prejudice to any other rights and remedies of the Secured Party hereunder, and any payments made and any costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) incurred in connection therewith shall be payable by the Debtor to the Secured Party forthwith with interest until paid at the highest rate borne by any of the Obligations and such amounts shall be Obligations secured hereunder.

9.    RESTRICTIONS ON SALE OR DISPOSAL OF COLLATERAL

9.1 Except as herein provided, without the prior written consent of the Secured Party the Debtor will not:

      (a)   sell, lease or otherwise dispose of the Collateral;

      (b)   release, surrender or abandon possession of the Collateral; or

      (c)   move or transfer the Collateral from Nova Scotia.

9.2. Provided that the Debtor is not in default under this Agreement, at any time without the consent of the Secured Party the Debtor may lease, sell, license, consign or otherwise deal with items of Inventory in the ordinary course of its business and for the purposes of carrying on its business.

10.   DEFAULT

10.1 Unless such event of default is waived by the Secured Party, the Debtor shall be in default under this Agreement, in any of the following events:

      (a) the Debtor fails to pay when due or perform or carry out any of the Obligations; or

      (b) the Debtor is in breach of any term, condition, obligation or covenant to the Secured Party, or any representation or warranty to the Secured Party is untrue, whether or not contained in this Agreement; or

      (c) the Debtor declares itself to be insolvent or admits in writing its inability to pay its debts generally as they become due, or makes an assignment for the benefit of its creditors, is declared bankrupt, makes a proposal or otherwise takes advantage of provisions for relief under the Bankruptcy and Insolvency Act, the Companies' Creditors Arrangement Act or similar legislation in any jurisdiction, or makes an authorized assignment; or

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      (d)   a receiver,  receiver and manager or  receiver-manager of all or any part of the Collateral is appointed; or

      (e) the Debtor ceases or threatens to cease to carry on all or a substantial part of its business; or

      (f) an order of execution against the Collateral or any part thereof remains unsatisfied for a period of 10 days; or

      (g) without the prior written consent of the Secured Party, the Debtor creates or permits to exist any security interest in, charge, encumbrance, lien on or claim against any of the Collateral which ranks or could in any event rank in priority to or PARI PASSU with any Security Interest; or

      (h) the holder of any other security interest, charge, encumbrance or lien on or claim against any of the Collateral does anything to enforce or realize on such security interest, charge, encumbrance, lien or claim; or

      (i) if the Debtor is a company or a partnership, an order is made or an effective resolution is passed for winding up the Debtor; or

      (j) the Debtor, if a company, enters into an amalgamation, merger, reconstruction, reorganization or other similar arrangement with any other person or persons; or

      (k) the Debtor, if an individual, dies or is declared incompetent by a court of competent jurisdiction; or

      (1) the Secured Party in good faith believes and has commercially reasonable grounds to believe that the prospect of payment or performance of any of the Obligations is impaired or that any of the Collateral is or is about to be placed in jeopardy.

11.   ENFORCEMENT

11.1 Upon any default under this Agreement the Secured Party may declare any or all of the Obligations to become immediately due and payable and the security hereby constituted will immediately become enforceable. To enforce and realize on the Security Interests the Secured Party may take any action permitted by law or in equity, as it may deem expedient, and in particular without limiting the generality of the foregoing, the Secured Party may do any of the following:

      (a) appoint by instrument a receiver, receiver and manager or receiver-manager (the person so appointed is hereinafter called the "Receiver") of the Collateral, with or without bond as the Secured Party may determine, and from time to time in its absolute discretion remove such Receiver and appoint another in its stead:

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      (b)   enter upon any  premises  of the Debtor and take  possession  of the
            Collateral with power to exclude the Debtor, its agents and its employees therefrom, without becoming liable as a mortgagee in possession;

      (c)   preserve,   protect  and  maintain  the  Collateral  and  make  such
            replacements thereof and repairs and additions thereto as the Secured Party may deem advisable:

      (d) sell, lease or otherwise dispose of all or any part of the Collateral, whether by public or private sale or lease or otherwise, in such manner, at such price as can be reasonably obtained therefor and on such terms as to credit and with such conditions of sale and stipulations as to title or conveyance or evidence of title or otherwise as to the Secured Party may seem reasonable, provided that if any sale, lease or other disposition is on credit the Debtor will not be entitled to be credited with the proceeds of any such sale, lease or other disposition until the money therefor is actually received; and

      (e) exercise all of the rights and remedies of a secured parry under the PERSONAL PROPERTY SECURITY ACT of Nova Scotia and all regulations thereunder, as amended from time to time (the "Act").

11.2. A Receiver appointed pursuant to this Agreement shall be the agent of the Debtor and not of the Secured Party and, to the extent permitted by law or to such lesser extent permitted by its appointment, shall have all the powers of the Secured Party hereunder, and in addition shall have power to carry on the business of the Debtor and for such purpose from time to time to borrow money either secured or unsecured, and if secured by a security interest on any Collateral such security interest may rank before or PARI PASSU with or behind any Security Interest, and if it does not so specify such security interest shall rank before the Security Interests.

11.3. Subject to the claims, if any, of the creditors of the Debtor ranking in priority to this Agreement, all amounts realized from the disposition of Collateral pursuant to this Agreement will be applied as the Secured Party, in its absolute discretion, may direct as follows:

      (a) in payment of all costs, charges and expenses (including legal fees and disbursements on a solicitor and his own client basis) incurred by the Secured Party in connection with or incidental to:

             (i) the exercise by the Secured Party of all or any of the powers granted to it pursuant to this Agreement; and

            (ii) the appointment of the Receiver and the exercise by the Receiver of all or any of the powers granted to it pursuant to this Agreement, including the Receiver's reasonable remuneration and all outgoings properly payable by the Receiver;

      (b) in or toward payment to the Secured Party of all principal and other amounts (except interest) due in respect of the Obligations;

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      (c)   in or toward payment to the Secured Party of all interest  remaining unpaid in respect of the Obligations.

      Subject to applicable law and the claims, if any, of other creditors of the Debtor, any surplus will be paid to the Debtor.

12.   DEFICIENCY

If the amounts realized from the disposition of the Collateral are not sufficient to pay the Obligations in full the Debtor will immediately pay to the Secured Party the amount of such deficiency.

13.   LIABILITY OF THE SECURED PARTY

      The Secured Party shall not be responsible or liable for any debts contracted by it, for damages to persons or property or for salaries or non-fulfilment of contracts during any period when the Secured Party shall manage the Collateral upon entry, as herein provided, nor shall the Secured Party be liable to account as a mortgagee in possession or for anything except actual receipts or be liable for any loss on realization or for any default or omission for which a mortgagee in possession may be liable. The Secured Party shall not be bound to do, observe or perform or to see to the observance or performance by the Debtor of any obligations or covenants imposed upon the Debtor nor shall the Secured Party, in the case of securities, instruments or chattel paper, be obliged to preserve rights against other persons, nor shall the Secured Party be obliged to keep any of the Collateral identifiable. The Debtor hereby waives any applicable provision of law permitted to be waived by it which imposes higher or greater obligations upon the Secured Party than aforesaid.

14.   APPOINTMENT OF ATTORNEY

      The Debtor hereby irrevocably appoints the Secured Party or the Receiver, as the case may be, with full power of substitution, to be the attorney of the Debtor for and in the name of the Debtor to sign, endorse or execute under seal or otherwise any deeds, documents, transfers, cheques, instruments, demands, assignments, assurances or consents that the Debtor is obliged to sign, endorse or execute and generally to use the name of the Debtor and to do all things as may be necessary or incidental to the exercise of all or any of the powers conferred on the Secured Party or the Receiver, as the case may be, pursuant to this Agreement.

15.   ACCOUNTS

      Notwithstanding any other provision of this Agreement, the Secured Party may collect, realize, sell or otherwise deal with the Accounts or any part thereof in such manner, upon such terms and conditions and at such time or times, after default, as may seem to it advisable, and without notice to the Debtor, except in the case of disposition after default and then subject to the provisions of the Act. All money or other forms of payment received by the Debtor in payment of any Account will be received and held by the Debtor in trust for the Secured Party.

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16.   APPROPRIATION OF PAYMENTS

      Any and all payments made in respect of the Obligations from time to time and money realized from any security interests held therefor (including amounts collected in accordance with or realized on any enforcement of this Agreement) may be applied to such part or parts of the Obligations as the Secured Party may see fit and the Secured Party may at all times and from time to time change any appropriation as the Secured Party may see fit.

17.   WAIVER

      The Secured Party may from time to time and at any time waive in whole or in part any right, benefit or default under any clause of this Agreement but any such waiver of any right, benefit or default on any occasion shall be deemed not to be a waiver of any such right, benefit or default thereafter, or of any other right, benefit or default, as the case may be. No waiver shall be effective unless it is in writing.

18.   NOTICE

      Notice may be given to either party by sending it by prepaid mail or delivered to the party for whom it is intended, at the address of such party provided herein or at such other address as may be given in writing by such party to the other, and any notice if posted shall be deemed to have been given at the expiration of three business days after posting and if delivered, on delivery.

19.   EXTENSIONS

      The Secured Party may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges, refrain from perfecting or maintaining perfection of security interests, and otherwise deal with the Debtor, account debtors of the Debtor, sureties and others and with Collateral and other security interests as the Secured Party may see fit without prejudice to the liability of the Debtor or the Secured Party's right to hold and realize on the Security Interests.

20.   NO MERGER

      This Agreement shall not operate so as to create any merger or discharge of any of the Obligations, or of any assignment transfer, guarantee, lien, contract, promissory note, bill of exchange or security interest of any form held or which may hereafter be held by the Secured Party from the Debtor or from any other person whomsoever. The taking of a judgment with respect to any of the Obligations will not operate as a merger of any of the covenants contained in this Agreement.

21.   RIGHTS CUMULATIVE

      All rights and remedies of the Secured Party set out in this Agreement, and in any other security agreement held by the Secured Party from the Debtor or any other person whomsoever to secure payment and performance of the Obligations, are cumulative and no right or remedy contained herein or therein is intended to be exclusive but each is in addition to every other right or remedy contained herein or therein or in any existing or future security agreement or now or hereafter existing at law, in equity or by statute, or pursuant to any other agreement between the Debtor and the Secured Party that may be in effect from time to time.

22.   ASSIGNMENT

      The Secured Party may, without further notice to the Debtor, at any time assign, transfer or grant a security interest in this Agreement and the Security Interests. The Debtor expressly agrees that the assignee, transferee or secured party, as the case may be, shall have all of the Secured Party's rights and remedies under this Agreement and the Debtor will not assert any defense, counterclaim, right of set-off or otherwise any claim which it now has or hereafter acquires against the Secured Party in any action commenced by such assignee, transferee or secured party, as the case may be, and will pay the Obligations to the assignee, transferee or secured party, as the case may be, as the Obligations become due.

23.   SATISFACTION AND DISCHARGE

      Any partial payment or satisfaction of the Obligations or any ceasing by the Debtor to be indebted to the Secured Party shall be deemed not to be a redemption or discharge of this Agreement. The Debtor shall be entitled to a release and discharge of this Agreement upon full payment and satisfaction of all Obligations, and upon written request by the Debtor and payment to the Secured Party of a discharge fee to be fixed by the Secured Party and payment of all costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) incurred by the Secured Party in connection with the Obligations and such release and discharge.

24.   ENUREMENT

      This Agreement shall enure to the benefit of the Secured Party and its successors and assigns, and shall be binding upon the successors and permitted assigns of the Debtor.

25.   INTERPRETATION

25.1 Debtor and the personal pronoun "it" or "its" and any verb relating thereto and used therewith shall be read and construed as required by and in accordance with the context in which such words are used.

25.2. Words and expressions used herein that have been defined in the Act shall be interpreted in accordance with their respective meaning given in the Act unless otherwise defined herein or unless the context otherwise requires.

25.3. The invalidity or unenforceability of the whole or any part of any clause of this Agreement shall not affect the validity or enforceability of any other clause or the remainder of such clause.

25.4. The headings of the clauses of this Agreement have been inserted for reference only and do not define, limit, alter or enlarge the meaning of any provision of this Agreement.

25.5.  This  Agreement  shall be  governed  by the laws of the  Province of Nova
Scotia.

26.   COPY OF AGREEMENT AND FINANCING STATEMENT

      The Debtor hereby:

      (a)   acknowledges receiving a copy of this Agreement; and

      (b) waives all rights to receive from the Secured Party a copy of any financing statement or financing change statement filed, or any verification statement received, at any time in respect of this Agreement.



      IN WITNESS WHEREOF the Debtor has executed this Agreement as of the day and date first above written.


SIGNED, SEALED & DELIVERED              ITC CANADA LIMITED
in the presence of:


/s/  Robert G. MacKeigan                By: /s/ Wendy G. Berney
------------------------                    -------------------

                                        By: /s/ Phillip Read
                                            -------------------